                             HOPFED BANCORP, INC.
                         2,040,000 TO 2,760,000 Shares

                                 Common Stock
                               ($.01 Par Value)

                               $10.00 Per Share

                            SALES AGENCY AGREEMENT
                            ----------------------

                             _______________, 1997


Friedman, Billings, Ramsey & Co., Inc.
Potomac Tower
1001 Nineteenth Street North
Arlington, VA 22209

Investment Bank Services, Inc.
The 1000 Building
6200 Dutchman's Lane
Suite 305
Louisville, Kentucky 40205

Ladies and Gentlemen:

          HopFed Bancorp, Inc., a Delaware corporation (the "Company"), and Hopkinsville Federal Savings Bank, a federally chartered and insured mutual savings bank (the "Bank"), hereby confirm their respective agreements with Investment Bank Services, Inc. ("IBS") and Friedman, Billings, Ramsey & Co., Inc. ("FBR"), broker-dealers registered with the Securities and Exchange Commission ("Commission") and members of the National Association of Securities Dealers, Inc. ("NASD") hereinafter referred to as the ("Agents"), as follows:

          1.  Introductory.  The Bank intends to convert from a federally
              ------------
chartered mutual savings bank to a federally chartered stock savings bank, to be known as Hopkinsville Federal Savings Bank, and to reorganize into a holding company structure and become a wholly owned subsidiary of the Company (the "Conversion") pursuant to a Plan of Conversion adopted on May 21, 1997 (the "Plan"). In accordance with the Plan, the Company is offering shares of its common stock, par value $.01 per share (the "Shares"), pursuant to nontransferable subscription rights in a subscription offering (the "Subscription Offering") to certain depositors and borrowers of the Bank and to the Bank's Employee Stock Ownership Plan (the "ESOP"). The Company may offer Shares not subscribed for in the Subscription Offering in a community offering to certain members of the general public (the "Community Offering"). In the Community Offering, first preference will be

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given to natural persons who are permanent residents of Calloway, Christian,
Todd and Trigg Counties, Kentucky. In the Subscription and Community Offerings (the "Offerings"), the Company is offering between 2,040,000 and 2,760,000 Shares, with the possibility of offering up to 3,174,000 Shares without a resolicitation of subscribers, as contemplated by Title 12 of the Code of Federal Regulations, Part 563b. No person, individually or together with associates of and persons acting in concert with such person, other than the ESOP, may purchase more than $500,000 of the aggregate value of the Shares offered in the Conversion; provided, however, that the maximum overall purchase limitation may be increased or decreased and the amount permitted to be subscribed for may be increased or decreased in the sole discretion of the Company.

          The Company and the Bank have been advised by the Agents that the Agents will use their best efforts to assist the Company and the Bank with the sale of the Shares in the Offerings. Prior to the execution of this Agreement, the Company has delivered to the Agents the Prospectus dated _______________, 1997 (as hereinafter defined) and all supplements thereto to be used in the Offerings. Such Prospectus contains information with respect to the Company, the Bank and the Shares.

          2.  Representations and Warranties.  The Company and the Bank jointly
              ------------------------------
and severally represent and warrant to Agents that:

              (a) The Company has filed with the Commission a registration statement, including exhibits and an amendment or amendments thereto, on Form S-1(No. 333-30215), including the Prospectus, for the registration of the Shares under the Securities Act of 1933, as amended (the "Act"); and such registration statement has become effective under the Act, and no stop order has been issued with respect thereto and no proceedings therefor have been initiated or threatened by the Commission. Except as the context may otherwise require, such registration statement, as amended or supplemented, on file with the Commission at the time such registration statement became effective, including the Prospectus, financial statements, schedules, exhibits and all other documents filed as part thereof, as amended and supplemented, is herein called the "Registration Statement," and the prospectus, as amended or supplemented, on file with the Commission at the time the Registration Statement became effective is herein called the "Prospectus," except that if the prospectus filed by the Company with the Commission pursuant to Rule 424(b) of the general rules and regulations of the Commission under the Act (the "Regulations") differs from the form of prospectus on file at the time the Registration Statement became effective, the term "Prospectus" shall refer to the Rule 424(b) prospectus from and after the time it is filed with or mailed for filing to the Commission and shall include any amendments or supplements thereto from and after their dates of effectiveness or use, respectively.

              (b) The Bank has filed an Application for Approval of Conversion on Form AC, including exhibits (as amended or supplemented, the "Form AC" and together with the Form H-(e)1-S referred to below, the "Conversion Application") with the Office of Thrift Supervision (the "Office"), which Form AC has been approved by the Office; and the Prospectus included as part of the Form AC has been approved for use by the Office. No order has been issued by the Office preventing or suspending the use of the Prospectus; and no action by or before the Office revoking such approvals is pending or, to the Bank's best knowledge, threatened. The Company has filed with the Office the Company's application on Form H-e(1)-S promulgated under the savings and loan holding company provisions of the Home Owners' Loan Act, as amended and the regulations promulgated thereunder ("HOLA") and will have received, as of the Closing Date (as defined below), approval of its acquisition of the Bank from the Office.

              (c) At the date of the Prospectus and at all times subsequent thereto through and including the Closing Date (i) the Registration Statement and the Prospectus (as amended or supplemented, if amended or supplemented) complied with the Act and the Regulations, (ii) the Registration Statement (as amended or supplemented, if amended or supplemented) did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and
(iii) the Prospectus (as amended or supplemented, if amended or supplemented) did not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Representations or warranties in this subsection shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company or the Bank relating to the Agents by or on behalf of the Agents expressly for use in the Registration Statement or Prospectus.

              (d) The Company has been duly organized as a Delaware corporation, the Bank has been duly organized as a mutual savings bank under the laws of the United States. Each of the Company and the Bank is validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to own its property and conduct its business as described in the Registration Statement and Prospectus; the Bank is a member in good standing of the Federal Home Loan Bank ("FHLB") of Cincinnati; and the deposit accounts of the Bank are insured by the Savings Association Insurance Fund ("SAIF") administered by the Federal Deposit Insurance Corporation ("FDIC") up to the applicable limits. Each of the Company and the Bank is not required to be qualified to do business as a foreign corporation in any jurisdiction where non-qualification would have a material adverse effect on the Company and the Bank, taken as a whole. The Bank does not own equity securities of or an equity interest in any business enterprise except as described in the Prospectus. Upon amendment of the Bank's charter and bylaws as provided in the rules and regulations of the Office and completion of the sale by the Company of the Shares as contemplated by the Prospectus, (i) the Bank will be converted pursuant to the Plan to a federally chartered capital stock savings bank with full power and authority to own its property and conduct its business as described in the Prospectus, (ii) all of the authorized and outstanding capital stock of the converted Bank will be owned of record and beneficially by the Company, and (iii) the Company will have no direct subsidiaries other than the converted Bank. The conversion will have been effected in all material respects in accordance with all applicable regulations, decisions and orders; and, except with respect to the filing of certain post-conversion reports, all the terms, conditions, requirements, and provisions relating to the conversion imposed by the Office will have been, and, with respect to any future Office conditions, will be complied with by the Company and the Bank in all material respects or appropriate waivers will have been obtained.

              (e) Each of the Company and the Bank has good, marketable and insurable title to all assets material to its business and to those assets described in the Prospectus as owned by it, free and clear of all material liens, charges, encumbrances or restrictions, except for liens for taxes not yet due, except as described in the Prospectus and except as could not in the aggregate have a material adverse effect upon the operations or financial condition of the Company and the Bank, taken as a whole; and all of the leases and subleases material to the operations or financial condition of the Bank under which it holds properties, including those described in the Prospectus, are in full force and effect as described therein.

              (f) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary actions on the part of each of the Company and the Bank, and this Agreement is a valid and binding obligation with valid execution and delivery of each of the Company and the Bank, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of savings and loan holding companies the accounts of whose subsidiaries are insured by the FDIC or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy).

              (g) There is no litigation or governmental proceeding pending or, to the best knowledge of the Company or the Bank, threatened against or involving the Company or the Bank, or any of their respective assets which individually or in the aggregate would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations and business, including the assets and properties, of the Company and the Bank, taken as a whole.

              (h) The Company and the Bank have received the opinion of Reinhart, Boerner, Van Deuren, Norris & Rieselbach, P.C. with respect to federal tax consequences of the Conversion, and the opinion of York, Neel & Co. - Hopkinsville, LLP with respect to Kentucky income tax consequences of the Conversion, to the effect, respectively, that the Conversion will constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and will not be a taxable transaction for the Bank or the Company under the laws of Kentucky, and the facts relied upon in such opinions are accurate and complete.

              (i) Each of the Company and the Bank has all such corporate power, authority, authorizations, approvals and orders as may be required to enter into this Agreement and to carry out the provisions and conditions hereof, subject to the satisfaction of certain conditions imposed by the Office in connection with its approvals of the Form AC and the Application H-(e)1-S, and except as may be required under the securities or "blue sky" laws of various jurisdictions, and in the case of the Company, as of the Closing Date, will have such approvals and orders to issue and sell the Shares to be sold by the Company as provided herein, and in the case of the Bank, as of the Closing Date, will have such approvals and orders to issue and sell the shares of its common stock to be sold to the Company as provided in the Plan, subject to the issuance of an amended charter in the form required for federally chartered stock savings banks (the "Stock Charter"), the form of which Stock Charter has been approved by the Office.

              (j) To the best of their knowledge, neither the Company nor the Bank is in violation of any rule or regulation of the Office or the FDIC that could reasonably be expected to result in any enforcement action against the Company, the Bank or their officers or directors that might have a material adverse effect on the condition (financial or otherwise), operations, businesses, assets or properties of the Company and the Bank, taken as a whole.

              (k) The consolidated financial statements and any related notes or schedules which are included in the Registration Statement and the Prospectus fairly present the consolidated financial condition, results of operations, retained earnings and cash flows of the Bank at the respective dates thereof and for the respective periods covered thereby and comply as to form with the applicable accounting requirements of the Regulations and the applicable accounting regulations of the Office. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and such financial statements are consistent with the most recent financial statements and other reports filed by the Bank with the Office and the FDIC except as such generally accepted accounting principles may otherwise require. The tables in the Prospectus accurately present the information purported to be shown thereby at the respective dates thereof and for the respective periods therein.

              (l) There has been no material change in the condition (financial or otherwise), results of operations or business, including assets and properties of the Company and the Bank, taken as a whole, since the latest date as of which such consolidated condition is set forth in the Prospectus; and the capitalization, assets, properties and business of each of the Company and the Bank conform to the descriptions thereof contained in the Prospectus. None of the Company or the Bank has any material liabilities of any kind, contingent or otherwise, except as set forth in the Prospectus.

              (m) No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default on the part of the Company or the Bank in the due performance and observance of any term, covenant or condition of any agreement which is material to the condition (financial or otherwise), results of operations or business of the Company or the Bank, taken as a whole; said agreements are in full force and effect, and no other party to any such agreement which is material to the Company and the Bank, taken as a whole, has instituted or, to the best knowledge of the Company or the Bank, threatened any action or proceeding wherein the Company or the Bank would or might be alleged to be in default thereunder.

              (n) Neither the Company nor the Bank is in violation of its respective certificate of incorporation, charter or bylaws or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence or indebtedness which default is material to the condition (financial or otherwise), results of operations or business of the Company and the Bank taken as a whole. The execution and delivery hereof, the fulfillment of the terms set forth herein and the consummation of the transactions contemplated hereby shall not: (1) violate or conflict with the respective certificate of incorporation, charter or bylaws of the Company or the Bank; (ii) violate, conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) under, any material agreement, indenture or other instrument by which either the Company or the Bank is bound, or under any governmental license or permit; violate, conflict with, or constitute a breach of any law, administrative regulation or authorization, approval, order, court decree, injunction or order (subject to the satisfaction of certain conditions imposed by the Office in connection with its approval of the Form AC and the Application H-(e)1-S), or (iv) result in the creation of any lien, charge, or encumbrance upon any property of the Company or Bank, which would individually or in the aggregate have a material adverse effect on the financial condition, results of operations, or assets and properties of the Company and the Bank taken as a whole.

              (o) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise may be indicated or contemplated therein, neither the Company nor the Bank has issued any securities which will remain issued at the Closing Date or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings in the ordinary course of business, or entered into any other transaction not in the ordinary course of business and consistent with prior practices which is material in light of the business of the Company and the Bank, taken as a whole.

              (p) Upon consummation of the Conversion, the authorized, issued and outstanding equity capital of the Company shall be within the range as set forth in the Prospectus under the caption "Capitalization," and no capital stock of the Company shall be outstanding immediately prior to the Closing Date; the issuance and the sale of the Shares has been duly authorized by all necessary action of the Company and approved by the Office and, when issued in accordance with the terms of the Plan and paid for, shall be validly issued, fully paid and nonassessable and shall conform to the description thereof contained in the Prospectus; the issuance of the Shares is not subject to preemptive rights; and good title to the Shares will be transferred upon issuance thereof against payment therefor subject to such claims as may be asserted against the purchasers thereof by third party claimants. The certificates representing the Shares will conform with the requirements of applicable laws and regulations. The issuance and sale of the capital stock of the Bank to the Company has been duly authorized by all necessary action of the Bank and the Company and appropriate regulatory authorities (subject to the satisfaction of various conditions imposed by the Office in connection with its approval of the Form H-
(e)1-S and the Form AC), and such capital stock, when issued in accordance with the terms of the Plan, will be fully paid and nonassessable and will conform to the description thereof contained in the Prospectus.

              (q) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Shares, except for the declaration of effectiveness of any required post-effective amendment to the Registration Statement by the Commission and approval thereof by the Office and approval of the

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Company's application on Form H-(e)1-S by the Office, the issuance of the Stock
Charter by the Office and as may be required under the securities laws of various jurisdictions.

              (r) All contracts and other documents required to be filed as exhibits to the Registration Statement or the Conversion Application have been filed with the Commission and/or the Office, as the case may be.

              (s) York, Neel & Co. - Hopkinsville, LLP, which has audited the financial statements of the Bank as of December 31, 1996 and 1995, and for each of the years in the three year period ended December 31, 1996, all of which are included in the Prospectus, are independent public accountants within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants and Title 12 of the Code of Federal Regulations,
Section 571.2(c)(3).

              (t) National Capital Group, Inc., which prepared an appraisal of the estimated pro forma market value of the Shares filed as an exhibit to the Registration Statement and the Form AC, is independent with respect to the Company and the Bank and has qualified as being experienced and expert in corporate appraisals within the meaning of the Office's conversion regulations.

              (u) The Company and the Bank have timely filed all required federal, state and local franchise tax returns, and no deficiency has been asserted with respect to such returns by any taxing authorities, and the Company and the Bank have paid all taxes that have become due and, to the best of their knowledge, have made adequate reserves for similar future tax liabilities.

              (v) The records of account holders, depositors, borrowers and other members of the Bank delivered to the Agents by the Bank or its agent for use during the Conversion have been prepared or reviewed by the Bank and are reliable and accurate.

              (w) Neither the Company nor the Bank, or, to the knowledge of the Company and the Bank, the employees of the Company and the Bank, has made any payment of funds of the Company or the Bank as a loan for the purchase of Shares, and no funds of the Company or the Bank have been set aside to be used for any payment prohibited by law.

              (x) The Company and the Bank are in compliance with all laws, rules and regulations applicable to the conduct of their business, except for violations which, if asserted, would not have a material adverse effect on the Company and the Bank, taken as a whole. There are no actions, suits, regulatory investigations or other proceedings pending or, to the best knowledge of the Company or the Bank, threatened against the Company or the Bank, except for those occurring in the ordinary course of business which, if decided adversely to the Company or the Bank, would not have a material adverse effect on the Company and the Bank, taken as a whole.

              (y) At the Closing Date, the Company and the Bank will have completed the conditions precedent to, and shall have conducted the Conversion in all material respects in accordance with, the Plan, the Office's conversion regulations and all other applicable laws, regulations, decisions and orders, and all terms, conditions, requirements and provisions relating to the Conversion imposed by the Office have been or, with respect to any future Office conditions, will be complied with by the Company and the Bank in all material respects or appropriate waivers have been or will be obtained.

          3.  Employment of the Agents; Sale and Delivery of the Shares.  On the
              ---------------------------------------------------------
basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company and the Bank hereby employ the Agents as their agents to utilize their best efforts in assisting the Company with the Company's sale of the Shares in the Subscription Offering and Community Offering. The employment of the Agents hereunder shall terminate (a) upon termination or abandonment of the Plan by the Company or the Bank, (b) forty-five (45) days after the Offerings close, unless the Company and the Bank, with the approval of the Office, are permitted to extend such period of time, or
(c) upon consummation of the Conversion, whichever date shall first occur.

          In the event the Company is unable to sell a minimum of 2,040,000 Shares (or such lesser amount as the Office may permit) within the period herein provided, this Agreement shall terminate, and the Company and the Bank shall refund promptly to any persons who have subscribed for any of the Shares, the full amount which it may have received from them, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other party hereunder, except as set forth in Sections 6, 8(a) and 9 hereof.

          Appropriate arrangements for placing the funds received from subscriptions for Shares in segregated interest-bearing accounts with the Bank until all Shares are sold and paid for were made prior to the commencement of the Subscription and Community Offerings, with provision for prompt refund to the purchasers as set forth above, or for delivery to the Company if all Shares are sold.

          If all conditions precedent to the consummation of the Conversion are satisfied, including the sale of all Shares required by the Plan to be sold, the Company agrees to issue or have issued such Shares and to release for delivery certificates to subscribers thereof for such Shares on the Closing Date against payment to the Company by any means authorized pursuant to the Prospectus, at the principal office of the Company at 2700 Fort Campbell Boulevard, Hopkinsville, Kentucky 42240, or at such other place as shall be agreed upon between the parties hereto. The date upon which the Agents are paid the compensation due hereunder is herein called the "Closing Date."

          The Agents shall receive the following compensation for their services hereunder:

              (a)  A non-refundable advisory fee of $25,000;

              (b) A sales fee of $155,000 payable upon consummation of the Offerings; and

              (c) The Agents shall be reimbursed for reasonable expenses incurred by them, including legal fees, which expenses are not to exceed $45,000 whether or not the Offerings are consummated. Full payment to defray the Agents' reimbursable expenses shall be made in next-day funds on the Closing Date or, if the Conversion is not completed and is terminated for any reason, within 10 business days of receipt by the Company of a written request from IBS or FBR for reimbursement of their expenses.

          The Company shall pay any stock issue and transfer taxes which may be payable with respect to the sale of the Shares. The Company and the Bank shall also pay all other expenses of the Conversion, including but not limited to the Company's and the Bank's attorneys' fees and expenses, NASD filing fees, filing and registration fees, telephone charges, air freight, rental equipment, supplies, transfer agent charges, fees relating to auditing and accounting and costs of printing all documents necessary in connection with the Conversion.

        4.    Offering. Subject to the provisions of Section 7 hereof, the
              --------
Agents are assisting the Company on a best efforts basis in offering a minimum of 2,040,000 and a maximum of 2,760,000 Shares, with the possibility of offering up to 3,174,000 Shares (except as the Office may permit to be decreased or increased). The Shares are to be offered to the public at the price set forth on the cover page of the Prospectus and the first page of this Agreement.

        5.1.  Further Agreements. The Company and the Bank jointly and severally
              ------------------
covenant and agree that:

              (a) The Company shall deliver to the Agents, from time to time, such number of copies of the Prospectus as the Agents reasonably may request. The Company authorizes the Agents to use the Prospectus in any lawful manner in connection with the offer and sale of the Shares. The Company shall deliver to the Agents a copy of the Registration Statement and the Conversion Application (including exhibits) and, following effectiveness, of all post-effective amendments thereto.

              (b) The Company will notify the Agents immediately upon discovery, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective or any supplement to the Prospectus has been filed, (ii) of the issuance by the Commission of any stop order relating to the Registration Statement or of the initiation or the threat of any proceedings for that purpose, (iii) of the receipt of any notice with respect to the suspension of the qualification of the Shares for offering or sale in any jurisdiction, and (iv) of the receipt of any comments from the staff of the Commission relating to the Registration Statement. If the Commission enters a stop order relating to the Registration Statement at any time, the Company will make every reasonable effort to obtain the lifting of such order at the earliest possible moment.

              (c) During the time when a prospectus is required to be delivered under the Act, the Company will comply so far as it is able with all requirements imposed upon it by the Act, as now in effect and hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of offers and sales of or dealings in the Shares in accordance with the provisions hereof and the Prospectus. If during the period when the Prospectus is required to be delivered in connection with the offer and sale of the Shares any event relating to or affecting the Company and the Bank, taken as a whole, shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Agents, with the concurrence of counsel to the Company, to amend or supplement the Prospectus in order to make the Prospectus not false or misleading in light of the circumstances existing at the time it is delivered to a purchaser of the Shares, the Company forthwith shall prepare and furnish to the Agents a reasonable number of copies of an amendment or amendments or of a supplement or supplements to the Prospectus (in form and substance satisfactory to counsel for the Agents) which shall amend or supplement the Prospectus so that, as amended or supplemented, the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser of the Shares, not misleading. The Company will not file or use any amendment or supplement to the Registration Statement or the Prospectus of which the Agents have not first been furnished a copy or to which the Agents shall reasonably object after having been furnished such copy. For the purposes of this subsection the Company and the Bank shall furnish such information with respect to themselves as the Agents from time to time may reasonably request.

              (d) The Company and the Bank have taken or will take all reasonably necessary action and furnish to whomever the Agents may reasonably direct, such information as may be required to qualify or register the Shares for offer and sale by the Company under the securities or blue sky laws of such jurisdictions as the Agents and either the Company or its counsel may agree upon; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such jurisdiction. In each jurisdiction where such qualification or registration shall be effected, the Company, unless the Agents agree that such action is not necessary or advisable in connection with the distribution of the Shares, shall file and make such statements or reports as are, or reasonably may be, required by the laws of such jurisdiction.

              (e) Appropriate entries will be made in the financial records of the Bank sufficient to establish a liquidation account for the benefit of eligible account holders and supplemental eligible account holders in accordance with the requirements of the Office.

              (f) The Company will file a registration statement for the Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to completion of the Conversion and shall request that such registration statement be effective upon completion of the Conversion. The Company shall maintain the effectiveness of such registration for a minimum period of three years or for such shorter period as may be required by the Office's approval of the Form AC in accordance with applicable law.

              (g) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the Regulations promulgated under the Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date (as defined in said Rule 158) of the Registration Statement.

              (h) During the period in which the Company's common stock is registered under the Exchange Act or for a period of three (3) years from the date of this Agreement, whichever period is shorter, the Company will furnish to the Agents, as soon as publicly available after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Agents (i) as soon as publicly available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other public information concerning the Company as the Agents may reasonably request.

              (i) The Company shall use the net proceeds from the sale of the Shares consistently with the manner set forth in the Prospectus as described under the Prospectus caption "Use of Proceeds."

              (j) The Company shall not deliver the Shares until each and every condition set forth in Section 7 hereof has been satisfied, unless such condition is waived in writing by the Agents.

              (k) The Company shall advise the Agents, if necessary, as to the allocation of deposits, in the case of eligible account holders, and votes, in the case of other members, and of the Shares in the event of an oversubscription and shall provide the Agents final instructions as to the allocation of the Shares in writing ("Allocation Instructions") in such event and such information shall be accurate and reliable. The Agents shall be entitled to rely on such written instructions and shall have no liability in respect of their reliance thereon, including without limitation, no liability for or related to any denial or grant of a subscription in whole or in part.

              (l) The Company and the Bank will take such actions and furnish such information as are reasonably requested by the Agents in order for the Agents to ensure compliance with the NASD's "Interpretation Relating to Free-Riding and Withholding."

        6.    Payment of Expenses.  Whether or not the Conversion is
              -------------------
consummated, the Company and the Bank shall pay or reimburse the Agents for (a) all filing fees paid or incurred by the Agents in connection with all filings with the NASD and, (b) in addition, if the Company is unable to sell a minimum of 2,040,000 Shares or such lesser amount as the Office may permit or the Conversion is otherwise terminated, the Company and the Bank shall reimburse the Agents for allocable expenses incurred by the Agents relating to the offering of the Shares as provided in Section 3 hereof.

        7.    Conditions of the Agents' Obligations. Except as may be waived by
              -------------------------------------
the Agents, the obligations of the Agents as provided herein shall be subject to the accuracy of the representations and warranties contained in Section 2 hereof as of the date hereof and as of the Closing Date, to the performance by the Company and the Bank of their obligations hereunder and to the following conditions:

              (a) At the Closing Date, the Agents shall receive the favorable opinion of Reinhart, Boerner, Van Dewren, Norris & Rieselbach, P.C., special counsel for the Company and the Bank, dated the Closing Date, addressed to the Agents with respect to the treatment under applicable law of the Bank's past and present practice concerning the changing of interest on loans and recent corrective actions with respect thereto, in form and substance reasonably satisfactory to counsel for the Agents and also to the effect that:

                   (i) the Company has been duly organized and is validly existing as a corporation in good standing under the laws of Delaware; the Bank has been organized and is validly existing as a mutual savings bank under the laws of the United States; upon consummation of Conversion, the Bank will be duly organized and validly existing as a federal stock savings bank; each of the Company and the Bank has, and the converted Bank will have, full power and authority to own its properties and conduct its business as described in the Prospectus;

                   (ii) each of the Company and the Bank has been duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, unless the failure to be so qualified or in good standing in one or more of such jurisdictions would not have any material adverse effect on the Company and the Bank, taken as a whole;

                   (iii) the Bank is a member of the FHLB of Cincinnati, the
                         deposit accounts of the Bank are insured by the SAIF up to the applicable limits, and no proceedings for the termination or revocation of such insurance are pending or, to such counsel's actual knowledge, threatened;

                   (iv) the activities of the Bank are permitted under federal law to subsidiaries of a federal savings and loan holding company and the Bank has no subsidiaries;

                   (v) the Bank has obtained all licenses, permits and other governmental authorizations required for the conduct of its business, except where the failure to hold such licenses, permits or governmental authorizations would not have a material adverse effect on the Company and the Bank, taken as a whole, and all such licenses, permits and other governmental authorizations are in full force and effect and the Bank is in all material respects complying therewith;

                   (vi) the Plan complies in all material respects with, and the Conversion of the Bank from a federally chartered mutual savings bank to a federally chartered stock savings bank and the creation of the Company as a holding company for the Bank have been effected in all material respects in accordance with all applicable federal laws, rules, regulations, decisions and orders (except for federal and state securities laws); to such counsel's actual knowledge, all of the terms, conditions, requirements and provisions with respect to the Plan and the Conversion imposed by the Office, except with respect to satisfaction of the post-Conversion conditions imposed by the Office in its approvals of the Conversion and the Application H-(e)1-S, have been complied with by the Company and the Bank in all material respects; and, to such counsel's actual knowledge, no person has sought to obtain regulatory or judicial review of the final actions of the Office in approving the Plan;

                   (vii) as of the Closing Date, the Company and the Bank have authorized capital stock as set forth in the Registration Statement and the Prospectus, and the descriptions of such stock in the Registration Statement and Prospectus are accurate and complete in all material respects;

                   (viii) the issuance and sale of the Shares have been duly and validly authorized by all necessary corporate action on the part of the Company and have received all requisite regulatory approval; the Shares, upon receipt of payment and issuance in accordance with the terms of the Plan and this Agreement, will be validly issued, fully paid, nonassessable and free of preemptive rights, and to such counsel's actual knowledge, purchasers of the Shares from the Company, upon issuance thereof against payment therefor, will acquire good title to such Shares from the Company, free and clear of all claims, encumbrances, security interests and liens whatsoever created or suffered to be created by the Company;

                   (ix) the certificates for the Shares are in due and proper form and comply with applicable law;

                   (x) the issuance and sale of the capital stock of the Bank to the Company have been duly authorized by all necessary action of the Bank and the Company and have received the approval of the office, and such capital stock, upon receipt of payment and issuance in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable and owned of record and, to such counsel's actual knowledge, beneficially by the Company;

                   (xi) subject to the satisfaction of the conditions to the Office's approval of the Conversion, no further approval, authorization, consent or other order of any public board or body is required in connection with the execution and delivery of this Agreement, the issuance of the Shares and the consummation of the Conversion, except as may be required under the securities or blue sky laws of various jurisdictions (as to which no opinion need be rendered) and except as may be required under the rules and regulations of the NASD;

                   (xii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of each of the Company and the Bank; and this Agreement is a legal, valid and binding obligation of each of the Company and the Bank, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization, receivership, conservatorship or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of savings and loan holding companies, including the laws relating to the appointment of a receiver or conservator or the rights or powers of the Office or the FDIC, or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy, as to which no opinion need be rendered;

                   (xiii) there is no material legal, investigation, regulatory, administrative or governmental investigation, action, suit or proceeding pending or, to such counsel's actual knowledge, threatened against or involving the assets of the Company or the Bank, except as described in the Prospectus;

                   (xiv) the statements in the Prospectus under the captions "Regulation," "Taxation," "Capitalization," "Dividend Policy," "Certain Restrictions on Acquisition of the Company and the Bank," "Certain Anti-takeover Provisions in the Certificate of Incorporation and Bylaws," "Description of Capital Stock,"

                          "Registration Requirements" and "The Conversion", and in response to Item 7(d)(1) of Form PS of the Office's conversion regulations, insofar as they are, or refer to, statements of federal law or legal conclusions, have been prepared or reviewed by such counsel and are correct in all material respects;

                   (xv) the Form AC has been approved by the Office, and the Prospectus has been authorized for use by the Office; the Registration Statement and any post effective amendment thereto has been declared effective by the Commission; the Office has issued its approvals, and, except as to any necessary qualifications or registration under the securities laws of the jurisdictions in which the Shares were offered, no further approval of any governmental authority is required for the issuance and sale of the Shares, and no proceedings are pending by or before the Commission or the Office seeking to revoke or rescind the orders declaring the Registration Statement effective or approving the Conversion Application, nor, to such counsel's actual knowledge, are any such proceedings contemplated or threatened (provided that for this purpose such counsel need not regard any litigation or governmental procedure to be "threatened" unless the potential litigant or government authority has manifested to the management of the Company or the Bank, or to such counsel, a present intention to initiate such litigation or proceeding);

                   (xvi) the execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated hereby by the Company and the Bank shall not conflict with or result in a breach of the certificate of incorporation or charter or bylaws of the Company or the Bank (in either mutual or stock form), nor, to such counsel's actual knowledge, constitute a material breach of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, give rise to any right of termination, cancellation or acceleration contained in, or result in the creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Company or the Bank (other than the establishment of the liquidation account) pursuant to any of the terms, provisions or conditions of, any agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company or the Bank is a party or by which it or its assets or properties may be bound or is subject, or violate any governmental license or permit, any applicable law, administrative regulation or order or court order, writ, injunction or decree (subject to the satisfaction of certain conditions imposed by the Office in connection with its approval of the Form H-
                           (e)1-S and the Form AC), which breach, default, encumbrance or violation would have a material adverse effect on the condition (financial or otherwise), operations, business, assets or properties of the Company and the Bank taken as a whole.

                   (xvii) to such counsel's actual knowledge, there has been no breach of the Company's or the Bank's certificate of incorporation, charter or bylaws, or breach or default (or the occurrence of any event which, with the lapse of time or action, or both, by a third party, would result in a breach or a default) under any agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company or the Bank is a party or by which any of them or any of their respective assets or properties may be bound, or any governmental license or permit, or a violation of any published law, administrative regulation or order, or court order, writ, injunction or decree, which breach, default, encumbrance or violation would have a material adverse effect on the condition (financial or otherwise), operations, business, assets or properties of the Company and the Bank, taken as a whole;

                   (xviii) the Conversion Application, the Registration
                           Statement and the Prospectus, in each case as amended, comply as to form in all material respects with the requirements of the Act and all rules, regulations, decisions and orders of the Office and Commission, as the case may be (except as to financial statements, notes to financial statements, financial tables and other financial and statistical data, including the appraisal and stock valuation information, included therein, as to which an opinion need not be expressed); to such counsel's actual knowledge, all documents and exhibits required to be filed with the Conversion Application and the Registration Statement have been so filed; the descriptions in the Conversion Application and the Registration Statement of such documents and exhibits are accurate in all material respects and present fairly the information required to be shown.

                   (xix) the Company and the Bank have good and marketable title to all real and personal properties and assets described in the Prospectus as owned by them and material to their respective businesses, free and clear of all liens, charges, encumbrances, claims, security interests, defects or restrictions, except
                           (A) such
                           as do not materially adversely affect the value of such properties and assets and do not interfere with the use made or proposed to be made of such properties and assets by the Company or the Bank and
                           (B) such as are described in the Prospectus; and the real and personal property held by the Company or the Bank under lease or sublease is held by them under valid, subsisting and enforceable leases or subleases, and the Company and the Bank, as the case may be, have the peaceful and undisturbed right to use and possession of the real or personal property held by them under lease or sublease.

     In rendering such opinion, counsel may rely as to matters of fact on certificates of officers and directors of the Company and the Bank and certificates of public officials delivered pursuant hereto. Such counsel's opinion shall be limited to matters governed by federal laws and by the Delaware General Corporate Law, as amended.

              (b) At the Closing Date, the Agents shall receive the letter of Reinhart, Boerner, Van Dewren, Norris & Rieselbach, P.C., special counsel for the Company and the Bank, dated the Closing Date, addressed to the Agents, in form and substance reasonably satisfactory to counsel for the Agents and to the effect that: in connection with the preparation of the Registration Statement and Prospectus, such counsel participated in conferences with directors, officers, employees and other representatives of the Company and the Bank and representatives of the independent public accountants for the Company and the Bank at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, while such counsel have not confirmed the accuracy or completeness of or otherwise verified the information contained in the Registration Statement or the Prospectus, nothing has come to such counsel's attention that would lead such counsel to believe that the Registration Statement (except as to financial statements, notes to financial statements, financial tables and other financial and statistical data and stock valuation information contained therein with respect to which such counsel need not express an opinion), at the time it became effective and at the time any post-effective amendment thereto became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, or that the Prospectus (except as to financial statements, notes to financial statements, financial tables and other financial and statistical data and stock valuation information contained therein with respect to which such counsel need not express an opinion), at the time the Registration Statement became effective or at the time any amendment or supplement to the Prospectus was filed with the Commission or transmitted to the Commission for filing or on the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (c) Counsel for the Agents shall have been furnished such documents and opinions as they reasonably may require for the purpose of enabling them to review or pass upon the matters required by the Agents, and for the purpose of evidencing the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained, including but not limited to, resolutions of the Board of Directors of the Company and the Bank regarding the authorization of this Agreement and the transactions contemplated hereby.

              (d) Prior to and at the Closing Date, in the reasonable opinion of the Agents, (i) there shall have been no material change in the condition, financial or otherwise, business or results of operations of the Company and the Bank, taken as a whole, since the latest date as of which such condition is set forth in the Prospectus, except as referred to therein; (ii) there shall have been no transaction entered into by the Company or the Bank after the latest date as of which the consolidated financial condition of the Company is set forth in the Prospectus other than transactions referred to or contemplated therein, transactions in the ordinary course of business, and transactions which are not material to the Company and the Bank, taken as a whole; (iii) none of the Company or the Bank shall have received from the Office or Commission any direction (oral or written) to make any change in the method of conducting their respective businesses which is material to the business of the Company and the Bank, taken as a whole, with which they have not complied; (iv) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or threatened against the Company or the Bank or affecting any of their respective assets, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the business, operations, financial condition or income of the Company and the Bank, taken as a whole; (v) the Shares shall have been qualified or registered for offering and sale by the Company under the securities or blue sky laws of such jurisdictions as the Agents and the Company shall have agreed upon; and (vi) neither the Company nor the bank shall have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any outstanding indebtedness.

              (e) At the Closing Date, the Agents shall receive a certificate of the President and the principal financial officer of each of the Company and the Bank, dated the Closing Date, to the effect that: (i) they have carefully examined the Prospectus, and, in their opinion, at the time the Prospectus became authorized for final use, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading with respect to the Company or the Bank; (ii) since the date the Prospectus became authorized for final use, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, including specifically, but without limitation, any material change in the business, condition (financial or otherwise) or results of operations of the Company or the Bank and, the conditions set forth in clauses (ii) through (iv) inclusive of subsection (d) of this Section 7 have been satisfied; (iii) to the best knowledge of such officers, no order has been issued by the Commission or the Office to suspend the Subscription Offering or the Community Offering or the effectiveness of the Prospectus, and no action for such purposes has been instituted or threatened by the Commission or the Office;
(iv) to the best knowledge of such officers, no person has sought to obtain review of the final actions of the Office and division approving the Plan; and
(v) all of the
representations and warranties contained in Section 2 of this Agreement are true and correct, with the same force and effect as though expressly made on the Closing Date.

              (f) At the Closing Date, the Agents shall receive, among other documents, (i) copies of the letters from the Office authorizing the use of the Prospectus and the Proxy Statement, (ii) a copy of the order of the Commission declaring the Registration Statement effective; (iii) copies of the letters from the Office evidencing the corporate existence of the Bank; (iv) a copy of the letter from the appropriate Delaware authority evidencing the good standing of the Company; (v) a copy of the Company's certificate of incorporation certified by the appropriate Delaware governmental authority; and (vi) a copy of the letter from the Office approving the Bank's Stock Charter.

              (g) As soon as available after the Closing Date, the Agents shall receive a certified copy of the Bank's Stock Charter executed by the appropriate federal governmental authority.

              (h) Concurrently with the execution of this Agreement, the Agents shall receive a letter from York, Neel & Co. - Hopkinsville, LLP, independent certified public accountants, dated the date hereof and addressed to the Agents, in substance and form satisfactory to counsel for the Agents, with respect to the financial statements and certain financial information contained in the Prospectus.

              (i) At the Closing Date, the Agents shall receive a letter in form and substance satisfactory to counsel for the Agents from York, Neel & Co.
- Hopkinsville, LLP, independent certified public accountants, dated the Closing Date and addressed to the Agents, confirming the statements made by them in the letter delivered by them pursuant to the preceding subsection as of a specified date not more than five (5) days prior to the Closing Date.

              (j) At the Closing Date, the Agents shall have received a letter from National Capital Group, Inc., dated the date of delivery, confirming the results of their appraisal, that the appraisal conforms to the requirements of the Office and that they are independent with respect to the Company and the Bank and within the requirements of the Office's conversion regulations.

     All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are, in the reasonable opinion of the Agents and their counsel, satisfactory to the Agents and their counsel. Any certificates signed by an officer or director of the Company or the Bank prepared for the Agents' reliance and delivered to the Agents or to counsel for the Agents shall be deemed a representation and warranty by the Company and the Bank to the Agents as to the statements made thereby. If any condition to the Agents' obligations hereunder to be fulfilled prior to or at the Closing Date is not so fulfilled, the Agents may terminate this Agreement or, if the Agents so elect, may waive any such conditions which have not been fulfilled, or may extend the time of their fulfillment. If the Agents terminate this Agreement as aforesaid, the Company and the Bank shall reimburse the Agents for their expenses as provided in Section 3(b) hereof;

        8.    Indemnification.
              ---------------

              (a) The Company and the Bank joint and severally agree to indemnify and hold harmless the Agents, their officers, directors, employees and each person, if any, who controls the Agents within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever and shall further promptly reimburse such persons for any legal or other expenses reasonably incurred by each or any of them in investigating, preparing to defend or defending against any such action, proceeding or claim (whether commenced or threatened ) arising out of or based upon any misrepresentation by the Company or the Bank in this Agreement or any breach of warranty by the Company or the Bank with respect to this Agreement or arising out of or based upon any untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact required to be stated or necessary to make not misleading any statements contained in (i) the Registration Statement or the Prospectus or (ii) any application (including the Form AC and the Form H-(e)l-S) or other document or communication (in this Section 8 collectively called "Application") prepared or executed by or on behalf of the Company or the Bank or based upon written information furnished by or on behalf of the Company or the Bank, with its consent, whether or not filed in any jurisdiction, to effect the Conversion or qualify the Shares under the securities laws thereof or filed with the Office or Commission, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Bank with respect to the Agents by or on behalf of the Agents expressly for use in the Prospectus or any amendment or supplement thereof or in any Application, as the case may be. This indemnity shall be in addition to any liability the Company and the Bank may have to the Agents otherwise.

              (b) The Company shall indemnify and hold the Agents harmless for any liability whatsoever arising out of (i) the Allocation Instructions or (ii) any records of account holders, depositors, borrowers and other members of the Bank delivered to the Agents by the Bank or its agents for use during the Conversion.

              (c) The Agents agree to indemnify and hold harmless the Company, the Bank, their directors, officers and employees and each person, if any, who controls the Company and the Bank within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Bank to the Agents, but only with respect to statements or omissions, if any, made in the Prospectus or any amendment or supplement thereof, in any Application or to a purchaser of the Shares in reliance upon, and in conformity with, written information furnished to the Company or the Bank with respect to the Agents by or on behalf of the Agents expressly for use in the Prospectus or in any Application.

              (d)  Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with the other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than the reasonable cost of investigation except as otherwise provided herein. In the event the indemnifying party elects to assume the defense of any such action and retain counsel acceptable to the indemnified party, the indemnified party may retain additional counsel, but shall bear the fees and expenses of such counsel unless (i) the indemnifying party shall have specifically authorized the indemnified party to retain such counsel or (ii) the parties to such suit include such indemnifying party and the indemnified party, and such indemnified party shall have been advised by counsel that one or more material legal defenses may be available to the indemnified party which may not be available to the indemnifying party, in which case the indemnifying party shall not be entitled to assume the defense of such suit notwithstanding the indemnifying party's obligation to bear the fees and expenses of such counsel. An indemnifying party against whom indemnity may be sought shall not be liable to indemnify an indemnified party under this Section 8 if any settlement of any such action is effected without such indemnifying party's consent.

        9.    Contribution.   In order to provide for just and equitable
              ------------
contribution in circumstances in which the indemnity agreement provided for in
Section 8 above is for any reason held to be unavailable to the Agents other than in accordance with its terms, the Company or the Bank and the Agents shall contribute to the aggregate losses, liabilities, claims, damages, and expenses of the nature contemplated by said indemnity agreement incurred by the Company or the Bank and the Agents (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Bank on the one hand and the Agents on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company or the Bank on the one hand and the Agents on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Bank on the one hand and the Agents on the other shall be deemed to be in the same proportions as the total proceeds from the Conversion (before deducting expenses) received by the Company and the Bank bear to the total fees received by the Agents under this Agreement. The relative fault of the Company and the Bank on the one hand and the Agents on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Bank or by the Agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Company and the Bank and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by an indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, the Agents shall not be required to contribute any amount in excess of the amount by which fees owed the Agents pursuant to this Agreement exceeds the amount of any damages which the Agents have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

        10.   Survival of Agreements, Representations and Indemnities. The
              -------------------------------------------------------
respective indemnities of the Company and the Bank and the Agents and the representations and warranties of the Company, the Bank and the Agents set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Agents or the Company or the Bank or any controlling person or indemnified party referred to in Section 8 hereof, and shall survive any termination or consummation of this Agreement and/or the issuance of the Shares, and any legal representative of The Agents, the Company, the Bank and any such controlling persons shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

        11.   Termination.  The Agents may terminate this Agreement by giving
              -----------
the notice indicated below in this Section at any time after this Agreement becomes effective as follows:

              (a) If any domestic or international event or act or occurrence has materially disrupted the United States securities markets such as to make it, in the Agents' opinion, impracticable to proceed with the offering of the Shares; or if trading on the New York Stock Exchange shall have suspended; or if the United States shall have become involved in a war or major hostilities; or if a general banking moratorium has been declared by a state or federal authority which has material effect on the Bank or the Conversion; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if there shall have been a material change in the capitalization, condition or business of the Company, or if the Bank shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not said loss shall have been insured; or if there shall have been a material change in the condition or prospects of the Company or the Bank.

              (b) If the Agents elect to terminate this Agreement as provided in this Section, the Company and the Bank shall be notified promptly by the Agents by telephone or telegram, confirmed by letter.

              (c) If this Agreement is terminated by the Agents for any of the reasons set forth in subsection (a) above, and to fulfill their obligations, if any, pursuant to Sections 3, 6, 8(a) and 9 of this Agreement, the Company and the Bank shall pay the Agents upon demand, the full amount so owing thereunder.

        12.   Notices.  All communications hereunder, except as herein otherwise
              -------
specifically provided, shall be in writing and, if sent to the Agents shall be mailed, delivered or telegraphed and confirmed to: Investment Bank Services, Inc., The 1000 Building, 6200 Dutchman's Lane, Suite 305, Louisville, Kentucky 40205, Attention: Mr. Christopher Hargrove; and (ii) Friedman, Billings, Ramsey & Co., Inc., Potomac Tower, 1001 Nineteenth Street North, Arlington, Virginia,
Attention: Mr. Branchard Tucker, with a copy to Muldoon, Murphy & Faucette, 5101 Wisconsin Avenue, NW, Washington, DC 20016, Attention: Lori M. Beresford, Esq. and if sent to the Company or the Bank, shall be mailed, delivered or telegraphed and confirmed to HopFed Bancorp, Inc. and Hopkinsville Federal Savings and Loan Association, 2700 Fort Campbell Boulevard, Hopkinsville, Kentucky 42240 Attention: Mr. Bruce Thomas, President and Chief Executive Officer (with a copy to Reinhart, Boerner Van Deuren Norris & Rieselbach, P.C., 601 Pennsylvania Avenue, NW, North Building, Suite 750, Washington, DC 20004-2601, Attention: Edward B. Crosland, Jr., Esquire).

        13.   Parties.  This Agreement shall inure solely to the benefit of, and
              -------
shall be binding upon, the Agents, the Company, the Bank and the controlling and other persons referred to in Section 8 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

        14.   Construction.  Unless governed by preemptive federal law, this
              ------------
Agreement shall be governed by and construed in accordance with the substantive laws of Kentucky.

        15.   Counterparts.  This Agreement may be executed in separate
              ------------
counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

     Please acknowledge your agreement to the foregoing by signing below and returning to the Company one copy of this letter.

HOPFED BANCORP, INC.                         HOPKINSVILLE FEDERAL SAVINGS
                                             BANK


By:                                          By:
   ---------------------------------------      --------------------------------
     Bruce Thomas                                  Bruce Thomas
     President and Chief Executive Officer         President and Chief
                                                   Executive Officer


Date:                , 1997                  Date:                , 1997
      ---------------                              ---------------

AGREED TO AND ACCEPTED:

INVESTMENT BANK SERVICES, INC.


By:
   ---------------------------------------
     Christopher L. Hargrove
     President

Date:                   , 1997
     __________________

FRIEDMAN, BILLINGS RAMSEY & CO., INC.


By:
   ---------------------------------------

Date:                    , 1997
     -------------------
                                       24